WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

COLLECTIONS			DOLLARS
Payments received			61,338,401.89
Plus / (Less) :
Net Servicer Advances			141,590.98
Investment Earnings on funds in the Collection Account			146,924.61

Net Collections			61,626,917.48
Plus / (Less) :
Funds in Spread Account			8,020,806.01

Total Available Funds			69,647,723.49

DISTRIBUTIONS

Servicing Fee		1,505,726.00
Trustee and Other Fees		4,608.53

Total Fee Distribution			1,510,334.53

Note Interest Distribution Amount — Class A-1	231,021.58
Note Interest Distribution Amount — Class A-2	996,875.00
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	3,476,046.58

Note Principal Distribution Amount — Class A-1	56,093,375.72
Note Principal Distribution Amount — Class A-2	0.00
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	56,093,375.72
Total Class A Interest and Principal Distribution			59,569,422.30

Note Interest Distribution Amount — Class B-1	187,000.00
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			187,000.00

Note Interest Distribution Amount — Class C-1	203,733.33
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			203,733.33

Note Interest Distribution Amount — Class D-1	177,233.33
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			177,233.33

Spread Account Deposit			8,000,000.00

Total Distributions			69,647,723.49

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

PORTFOLIO DATA:

	# of loans
Beginning Aggregate Principal Balance	91,661		1,445,496,551.07

Less: Principal Payments		(23,213,705.00)
Full Prepayments	(1,911)	(23,162,016.99)
Partial Prepayments	—	—
Liquidations	(233)	(3,586,472.90)

			(49,962,194.89)

Ending Aggregate Principal Balance	89,517		1,395,534,356.18
Ending Outstanding Principal Balance of Notes			1,326,464,125.91

Excess (Current Overcollateralization Amount)			69,070,230.27
Overcollateralization Level			4.95%

Overcollateralization Amount			90,709,733.15

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		8,000,000.00
Investment earnings on funds in spread account		20,806.01
Less: Funds included in Total Available Funds		(8,020,806.01)
Deposits		8,000,000.00
Excess Spread Amount		—

Ending Balance			8,000,000.00

Beginning Initial Deposit		8,000,000.00
Repayments		—

Ending Initial Deposit			8,000,000.00

Servicer Advances:
Beginning Unreimbursed Advances		1,138,299.93
Net Advances		141,590.98

			1,279,890.91

Net Charge-Off Data:
Charge-Offs		2,704,394.29
Recoveries		(645,933.03)

Net Charge-Offs			2,058,461.26

Delinquencies ( P&I):	# of loans
30-59 Days	1,144	13,858,907.26
60-89 Days	252	2,961,808.72
90-119 Days	76	893,322.19
120 days and over	8	74,461.18

Repossessions	70	641,170.62

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	—		—

Cumulative Charge-Off Percentage			0.13%

WAC			11.2620%
WAM			59.565

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	267,000,000.00	97,557,501.63	56,093,375.72	41,464,125.91	56,324,397.30

A-2	375,000,000.00	375,000,000.00	0.00	375,000,000.00	996,875.00

A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00

A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00

B-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	187,000.00

C-1	64,000,000.00	64,000,000.00	0.00	64,000,000.00	203,733.33

D-1	52,000,000.00	52,000,000.00	0.00	52,000,000.00	177,233.33

TOTAL	1,552,000,000.00	1,382,557,501.63	56,093,375.72	1,326,464,125.91	60,137,388.96

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	2.75000%	231,021.58	0.00	231,021.58	231,021.58	0.00

A-2	3.19000%	996,875.00	0.00	996,875.00	996,875.00	0.00

A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00

A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00

B-1	3.74000%	187,000.00	0.00	187,000.00	187,000.00	0.00

C-1	3.82000%	203,733.33	0.00	203,733.33	203,733.33	0.00

D-1	4.09000%	177,233.33	0.00	177,233.33	177,233.33	0.00

TOTAL		4,044,013.24	0.00	4,044,013.24	4,044,013.24	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

Detailed Reporting

See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of May 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Keith Palmer
Senior Vice President
Treasure